Exhibit 99.1

Leslie’s, Inc. Announces Second Quarter Fiscal 2024 Financial Results

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Sales of $188.7 million
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Net Loss of $34.6 million
•
Adjusted EBITDA of $(19.3) million
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Diluted earnings per share of $(0.19); Adjusted diluted earnings per share of $(0.17)
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Company reaffirms fiscal 2024 outlook

PHOENIX, AZ - May 8, 2024 – Leslie’s, Inc. (“Leslie’s”, “we”, “our”, “its”, or “Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the second quarter of fiscal 2024.

Mike Egeck, Chief Executive Officer, said, “Our second quarter financial performance was largely in-line with our profit expectations. Top line sales were impacted by cool and wet weather in our seasonal and non-seasonal markets, as well as a pool and spa consumer that continues to normalize their post pandemic spending, especially in relation to high ticket items. In the quarter, we saw improved conversion from healthy in-stock levels and competitive price positioning across our channels. I am pleased with our team’s performance as they delivered on our inventory goals while providing superior customer service and disciplined expense management.”

“The seasonally important second half of the year is when we generate the majority of our sales and all of our profit. We believe we are set up to win in pool season with an unmatched set of capabilities to serve our customers. We are focused on superior execution and remain confident in our long-term prospects for growth and profitability,” Mr. Egeck added.

Three Months Ended March 30, 2024 Highlights

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Sales were $188.7 million, a decrease of 11.4%, compared to $212.8 million in the prior year period. Comparable sales decreased 12.1% compared to the prior year period. Non-comparable sales from acquisitions and new stores contributed $1.5 million in the period.
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Gross profit was $54.3 million, a decrease of 23.7%, compared to $71.2 million in the prior year period. Gross margin was 28.8% compared to 33.4% in the prior year period.
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Selling, general and administrative expenses (“SG&A”) were $84.9 million, a decrease of 11.9%, compared to $96.4 million in the prior year period.
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Operating loss was $30.5 million compared to an operating loss of $25.2 million in the prior year period.
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Interest expense increased $1.0 million to $18.2 million compared to $17.2 million in the prior year period.
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Net loss was $34.6 million compared to a net loss of $31.5 million in the prior year period.
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Adjusted net loss was $32.0 million compared to adjusted net loss of $25.7 million in the prior year period.
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Diluted earnings per share was $(0.19) compared to $(0.17) in the prior year period. Adjusted diluted earnings per share was $(0.17) compared to $(0.14) in the prior year period.
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Adjusted EBITDA was $(19.3) million compared to $(8.4) million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $8.4 million as of March 30, 2024, a decrease of $0.3 million, compared to $8.7 million as of April 1, 2023.
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Inventories totaled $379.1 million as of March 30, 2024, a decrease of $113.2 million or 23%, compared to $492.3 million as of April 1, 2023.
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Funded debt totaled $882.7 million as of March 30, 2024 compared to $965.8 million as of April 1, 2023. As of March 30, 2024 there was $97.0 million outstanding on our revolving credit facility compared to $172.0 million as of April 1, 2023.
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The effective rate on our term loan during the second quarter of fiscal 2024 was 8.2% compared to 7.3% during the second quarter of fiscal 2023.
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Net cash used in operating activities totaled $115.1 million in the second quarter of fiscal 2024 compared to $246.0 million in the second quarter of fiscal 2023.
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Capital expenditures totaled $24.0 million in the second quarter of fiscal 2024 compared to $14.8 million in the second quarter of fiscal 2023.
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As of March 30, 2024, approximately $147.7 million remained available for future share repurchases under the Company’s existing share repurchase program.

Fiscal 2024 Outlook

The Company reaffirmed its outlook for the full year of fiscal 2024:

Sales	$1,410 to $1,470 million
Gross profit	$550 to $573 million
Net income	$32 to $46 million
Adjusted net income	$46 to $60 million
Adjusted EBITDA	$170 to $190 million
Adjusted diluted earnings per share	$0.25 to $0.33
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of fiscal 2024 is scheduled for today, Wednesday, May 8, 2024 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A quarterly earnings presentation and a live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss (gain) on debt extinguishment, loss (gain) on asset and contract dispositions, executive transition costs, severance, costs related to equity offerings, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, value proposition, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products, including evolving legal standards and regulations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Matthew Skelly

Vice President, Investor Relations

Leslie’s, Inc.

investorrelations@lesl.com

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$188,664	$212,844	$362,624	$407,948
Cost of merchandise and services sold	134,336	141,674	257,888	271,482
Gross profit	54,328	71,170	104,736	136,466
Selling, general and administrative expenses	84,856	96,357	171,734	188,638
Operating loss	(30,528)	(25,187)	(66,998)	(52,172)
Other expense:
Interest expense	18,153	17,247	35,224	30,607
Total other expense	18,153	17,247	35,224	30,607
Loss before taxes	(48,681)	(42,434)	(102,222)	(82,779)
Income tax benefit	(14,128)	(10,907)	(28,116)	(20,993)
Net loss	$(34,553)	$(31,527)	$(74,106)	$(61,786)
Earnings per share:
Basic	$(0.19)	$(0.17)	$(0.40)	$(0.34)
Diluted	$(0.19)	$(0.17)	$(0.40)	$(0.34)
Weighted average shares outstanding:
Basic	184,625	183,729	184,504	183,621
Diluted	184,625	183,729	184,504	183,621

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Adjusted EBITDA	$(19,278)	$(8,440)	$(43,698)	$(20,355)
Adjusted net loss	$(31,998)	$(25,659)	$(68,761)	$(50,992)
Adjusted diluted earnings per share	$(0.17)	$(0.14)	$(0.37)	$(0.28)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	March 30, 2024	September 30, 2023	April 1, 2023
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$8,436	$55,420	$8,701
Accounts and other receivables, net	32,693	29,396	37,988
Inventories	379,090	311,837	492,328
Prepaid expenses and other current assets	33,413	23,633	52,701
Total current assets	453,632	420,286	591,718
Property and equipment, net	89,820	90,285	80,612
Operating lease right-of-use assets	260,221	251,460	231,428
Goodwill and other intangibles, net	216,973	218,855	216,594
Deferred tax assets	34,297	7,598	—
Other assets	40,305	45,951	42,878
Total assets	$1,095,248	$1,034,435	$1,163,230
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$112,441	$58,556	$139,804
Accrued expenses and other current liabilities	79,989	90,598	82,900
Operating lease liabilities	61,571	62,794	61,587
Income taxes payable	—	5,782	—
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	262,101	225,830	292,391
Deferred tax liabilities	—	—	676
Operating lease liabilities, noncurrent	193,818	193,222	173,531
Revolving Credit Facility	97,000	—	172,000
Long-term debt, net	770,157	773,276	776,542
Other long-term liabilities	3,144	3,469	3,055
Total liabilities	1,326,220	1,195,797	1,418,195
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 184,742,767, 184,333,670, and 183,843,169 issued and outstanding as of March 30, 2024, September 30, 2023, and April 1, 2023, respectively.	185	184	184
Additional paid in capital	103,775	99,280	94,705
Retained deficit	(334,932)	(260,826)	(349,854)
Total stockholders’ deficit	(230,972)	(161,362)	(254,965)
Total liabilities and stockholders’ deficit	$1,095,248	$1,034,435	$1,163,230

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Six Months Ended
	March 30, 2024	April 1, 2023
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(74,106)	$(61,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,173	17,425
Equity-based compensation	5,383	6,510
Amortization of deferred financing costs and debt discounts	1,116	1,006
Provision for doubtful accounts	318	123
Deferred income taxes	(26,699)	1,944
Loss on asset dispositions	88	118
Changes in operating assets and liabilities:
Accounts and other receivables	(3,615)	7,919
Inventories	(67,253)	(127,365)
Prepaid expenses and other current assets	(9,780)	(30,897)
Other assets	5,461	(6,734)
Accounts payable	53,885	(16,652)
Accrued expenses and other current liabilities	(9,649)	(25,049)
Income taxes payable	(5,782)	(12,511)
Operating lease assets and liabilities, net	(622)	(41)
Net cash used in operating activities	(115,082)	(245,990)
Investing Activities
Purchases of property and equipment	(24,008)	(14,828)
Business acquisitions, net of cash acquired	—	(9,939)
Proceeds from asset dispositions	44	1,176
Net cash used in investing activities	(23,964)	(23,591)
Financing Activities
Borrowings on Revolving Credit Facility	130,500	193,000
Payments on Revolving Credit Facility	(33,500)	(21,000)
Repayment of long-term debt	(4,050)	(4,050)
Payments of deferred financing costs	—	(222)
Payments of employee tax withholdings related to restricted stock vesting	(888)	(1,739)
Net cash provided by financing activities	92,062	165,989
Net decrease in cash and cash equivalents	(46,984)	(103,592)
Cash and cash equivalents, beginning of period	55,420	112,293
Cash and cash equivalents, end of period	$8,436	$8,701
Supplemental Information:
Cash paid for interest	$33,517	$28,339
Cash paid for income taxes, net of refunds received	6,046	11,932

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net loss	$(34,553)	$(31,527)	$(74,106)	$(61,786)
Interest expense	18,153	17,247	35,224	30,607
Income tax benefit	(14,128)	(10,907)	(28,116)	(20,993)
Depreciation and amortization expense(1)	7,843	8,922	16,173	17,425
Equity-based compensation expense(2)	2,710	3,662	5,438	6,706
Strategic project costs(3)	540	1,294	663	2,014
Executive transition costs and other(4)	157	2,869	1,026	5,672
Adjusted EBITDA	$(19,278)	$(8,440)	$(43,698)	$(20,355)

	Three Months Ended		Six Months Ended
	March 30, 2024	April 1, 2023	March 30, 2024	April 1, 2023
Net loss	$(34,553)	$(31,527)	$(74,106)	$(61,786)
Equity-based compensation expense(2)	2,710	3,662	5,438	6,706
Strategic project costs(3)	540	1,294	663	2,014
Executive transition costs and other(4)	157	2,869	1,026	5,672
Tax effects of these adjustments(5)	(852)	(1,957)	(1,782)	(3,598)
Adjusted net loss	$(31,998)	$(25,659)	$(68,761)	$(50,992)

Diluted earnings per share	$(0.19)	$(0.17)	$(0.40)	$(0.34)
Adjusted diluted earnings per share	$(0.17)	$(0.14)	$(0.37)	$(0.28)
Weighted average shares outstanding
Basic	184,625	183,729	184,504	183,621
Diluted	184,625	183,729	184,504	183,621
(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that have been no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.